UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,
 including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pre-Paid Advance Agreement

On June 13, 2024 (the “Effective Date”), Canoo Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (the “PPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). In accordance with the terms of the PPA, on the Effective Date, Yorkville agreed to advance $15,000,000 to the Company (the “Pre-Paid Advance”).

The Pre-Paid Advance will be offset upon the issuance of shares of the Company’s common stock (“Common Stock”) to Yorkville at an initial Purchase Price (as such term is used in the PPA) equal to $2.30 per share.

On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAPs (as such term is used in the PPA) for the ten Trading Days (as such term is used in the PPA) immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAPs for the ten Trading Days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.

After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Pre-Paid Advance to the Company will be approximately $14,100,000. The issuance of Common Stock under the PPA is subject to certain limitations, including, among others, that the aggregate number of shares of Common Stock issued pursuant to the PPA cannot exceed 19.99% of the Company’s outstanding Common Stock as of the Effective Date (the “Exchange Cap”) unless the Company’s stockholders have approved issuances in excess of the Exchange Cap. Pursuant to the terms of the PPA, interest accrues on the outstanding balance of the Pre-Paid Advance at an annual rate equal to 5%, subject to an increase to 15% upon events of default described in the PPA. The Company has also agreed to file one or more registration statements with the Securities and Exchange Commission to register the resale by Yorkville of the shares to be issued pursuant to the PPA under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the PPA is qualified in its entirety by reference to the PPA, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of Common Stock to Yorkville pursuant to the PPA is exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the securities are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Pre-Paid Advance Agreement, dated June 13, 2024, by and between Canoo Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the amount of shares of common stock the Company may issue to Yorkville pursuant to the PPA, the amount of proceeds to be received by the Company from the sale of shares of common stock and the uses thereof and related matters. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary